UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2006

VoIP, Inc.
(Exact name of Company as specified in its charter)

Texas	000-28985	75-2785941
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

151 So. Wymore Rd., Suite 3000, Altamonte Springs, Florida	32714
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 389-3232

N/A

 (Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.02 Termination a Material Definitive Agreement.

Effective October 12, 2006, VoIP, Inc. (the “Company”) terminated its Marketing and Distribution Agreement with Phone House, Inc. dated September 1, 2004 and amended February 16, 2006 (the “Agreement”). The Agreement called for the wholesale distribution, marketing and selling of prepaid telephone calling cards by Phone House, Inc., under license from the Company. This business was based in the southern California area. The Company’s revenues and net loss from this business for the six months ended June 30, 2006 were $10,030,249 and $35,695, respectively. Management decided that this business was not in line with its present business strategy.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VoIP, INC.

Date: October 16, 2006	By:	/s/ Robert Staats
Robert Staats
Chief Accounting Officer